CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-268689; 333-129912; 333-133797; 333-147753; 333-176421; 333-211743; 333-251176; and 333-286903) of Cimpress plc of our report dated August 7, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 7, 2026